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EXHIBIT (10)(20) Extension of Employment Agreement with Michael Winzkowski dated
October 15, 2005

[Marketing Worldwide, LLC Letterhead]

October 15, 2005

This letter is to confirm the agreement to extend the Employment Agreement dated March 23, 2003 for two more years with your salary at $120,000 per year.

Further, this letter confirms in writing the understanding to reduce your salary to $120,000 beginning in March 2004 and that no further amounts are due as salary at September 30, 2005.

Sincerely,

Marketing Worldwide, LLC

/s/ James Marvin, Manager

Approved and Agreed

/s/ Michael Winzkowski, Employee



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